CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (“Agreement”) is effective the 1st day of February, 2015 between Strategic Energy LLC (“Contractor”) and PBF Holding Company LLC (“Company”) in accordance with the following terms and conditions.

1. Services. Contractor shall perform consulting services (“Services”) related to administrative, business and financial matters and any Services incident to any of the above and any other Service reasonably required or requested by the Company from time to time during the term of this Agreement and reasonably agreed to by Contractor. Contractor will report to a representative designated by the Company. The schedule of the performance of the Services shall be as reasonably agreed by Contractor and the Company. Contractor shall be provided access to Company’s IT network and Company’s W. Palm Beach, FL office during the term of this Agreement or as long as Company maintains such office, or the Contractor may work from a home office.

2. Fees. Contractor’s compensation for the Services shall be a daily rate of $3,000 for days actually engaged in performing Services, with partial days prorated. Company shall pay Contractor for a minimum of 5 days per calendar month during calendar year 2015. Such compensation is inclusive of all taxes, wages, costs of any type and profit that are incidental to Contractor’s performance of the Services unless applicable law specifically provides for direct payment by Company. Contractor shall be reimbursed for direct out of pocket costs, without markup, that are incurred to third party vendors for goods and services necessary for Contractor to perform the Services. Contractor shall be reimbursed for direct out of pocket costs, without markup, for airfare while traveling for the Company. Reimbursement for air travel shall be at first class rates for US domestic travel and at business class rates for international travel, if available, or at first class rates if business class is not available. Contractor shall be reimbursed for all other reasonable and customary travel expenses actually incurred in the performance of the Services for the Company.

3. Term. This Agreement shall be in effect from February 1, 2015 to December 31, 2016. Either party, at any time and for any reason, may terminate the Services, in whole or in part, by the giving of no less than 10 days written notice to the other party. For purposes of Company’s Equity Incentive Plans, Contractor shall be considered to be “rendering services” to the Company during the term of this Agreement and vesting shall continue under such Equity Incentive Plans regardless of the actual time spent providing Services in accordance with the terms of such Plans.

4. Billing. During the performance of the Services, Contractor shall, at the end of each month, submit a statement for fees and expenses incurred hereunder for Services performed during the month to Company at the following address: PBF Holding Company LLC, 1 Sylvan Way, 2nd floor, Parsippany, NJ 07054-3887, Attention: CEO. The statement shall refer to this Agreement, describe the services performed and the time incurred and shall include a copy of receipted vendors’ invoices or other supporting detail for authorized reimbursable charges, if any. Company shall pay the amount due which is not in dispute within thirty (30) days of receipt of the statement and supporting documents. Company may from time to time and at any time within two years of the termination of this Agreement make an audit of all of Contractor’s records related to the Services.

5. Confidential Information. During the performance of work under this Agreement, it may be necessary for Company to make available to Contractor confidential information. Contractor agrees to use all such information solely for the performance of work under this Agreement and to hold all such information in confidence and not to disclose same to any third party without the prior written consent of Company. Likewise, Contractor agrees that all information developed in connection with the work under this Agreement shall be used solely for the performance of work under this Agreement and shall be held in confidence and not disclosed to any third party without the prior written consent of Company. Contractor agrees to sign a separate Confidentiality Agreement(s) with the Company if reasonably requested related to the Services.

6. Limitation of Liability. Company shall waive any claim against Contractor his heirs, successors and representatives, from and against any and all loss, damage, injury, liability and claims thereof for injury to or death of Company (including an employee of Company) or for loss of or damage to Company’s property, resulting from Contractor’s performance of this Agreement, whether or not Contractor was or is claimed to be concurrently or contributorily negligent, and regardless of whether liability without fault is imposed or sought to be imposed on Company. Contractor shall waive any claim against Company, its parent, subsidiaries and affiliates and the agents and employees of any of them, from and against any and all loss, damage, injury, liability and claims thereof for injury to or death of Contractor (including an employee of Contractor) or for loss of or damage to Contractor’s property, resulting from Company’s performance of this Agreement, whether or not Company was or is claimed to be concurrently or contributorily negligent, and regardless of whether liability without fault is imposed or sought to be imposed on the Contractor. To the extent permitted by applicable law, any statutory remedies inconsistent with these terms are waived by Company and Contractor. Neither Company nor Contractor, nor their respective officers, directors, employees, consultants, or agents, shall be liable hereunder to the other in any action or claim for consequential, punitive, or special damages including, but not limited to loss of profit, loss of use, and loss of revenue. To the extent permitted by applicable law, any statutory remedies inconsistent with these terms are waived by Company and Contractor.

7. Independent Contractor. In performance of this Agreement, Contractor is an independent contractor and nothing in this Agreement or any other communication on this subject shall in any way imply that Contractor is an employee, agent, or representative of Company. Contractor is not authorized to make decisions for the Company or bind the Company. Although Company will specify the general nature of the Services and the goals to be met, the details of performing the Services and meeting the goals shall be determined by Contractor in Contractor’s sole discretion. Company shall have the right to inspect and observe the performance of Services at all reasonable times. As a result of this Agreement, Contractor will not be eligible to participate in any employee benefit plans or programs which Company maintains or to which Company makes contributions. As a result of this Agreement, Contractor will not be entitled to any benefits from any employee benefit plans which Company maintains. No Social Security nor unemployment insurance taxes are payable by Company on behalf of Contractor under this Agreement. Contractor agrees to pay on a timely basis all taxes due in respect to payments under this Agreement. This section shall survive the expiration, termination, or cancellation of this Agreement.

8. Non-Compete. Contractor agrees that the Non-Compete Period provided for in Contractor’s prior Amended and Restated Employment Agreement dated December 17, 2012 with PBF Investments LLC shall be extended, as appropriate, to continue through the term of this Agreement and for a period of 30 days from the termination of this Agreement.

9. Miscellaneous.

(a) This Agreement shall be governed by the laws of the state of New York.

(b) This Agreement constitutes the entire agreement of the parties concerning the Services and may only be amended by a writing signed by both parties.

(c) If any provision hereof is found to be illegal, invalid, or unenforceable for any reason, such finding shall not affect the other provisions hereof.

(d) The waiver by one party of any breach or default hereunder by the other party shall not operate or be construed as a waiver by that party of any other or subsequent breach or default.

(e) This Agreement shall not be assigned by Contractor without the prior written consent of the Company.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf by their respective duly authorized representatives as set-forth below.

Contractor                    Company

By: /s/ Michael D. Gayda                By: /s/ Thomas Nimbley

Title: CEO